EXHIBIT 10.3

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of October 31, 2025, is made by and between PEDEVCO CORP., a Delaware corporation (“Parent”), North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”), and [•] (the “Supporting Person”) who is, as of the date hereof, the holder of the number of shares of Common Stock, par value $0.001 per share, of  Parent set forth on Schedule I attached hereto, in connection with the execution of that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, NP Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent, COG Merger Sub, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent, North Peak Oil & Gas, LLC, a Delaware limited liability company, Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company, and, solely for certain purposes therein, the Members’ Representative (as amended, restated, modified or supplemented from time to time in accordance with its express terms, the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Merger Agreement. In consideration for the benefits to be received by the Supporting Person under the terms of the Merger Agreement, and, as a condition and inducement to Parent’s and the Members’ Representative’s willingness to enter into the Merger Agreement, Parent, the Members’ Representative and the Supporting Person hereby agree as follows:

1. Supporting Person Covenants.

(a) Transaction Support. As a material inducement to Parent and the Members’ Representative to enter into the Merger Agreement and to consummate the Mergers, the Supporting Person hereby knowingly, unconditionally and irrevocably agrees that the Supporting Person has executed and delivered or caused to be executed and delivered to each of Parent and the Members’ Representative, the irrevocable written consent attached hereto as Exhibit A, and the Supporting Person will (i) not withdraw, rescind or otherwise take any action to make ineffective any consent (including the Parent Stockholder Written Consent), written or otherwise, the Supporting Person has provided to Parent and the Members’ Representative with respect to the Merger Agreement, the Mergers and the conversion of the shares of Series A Parent Preferred Stock comprising Aggregate Merger Consideration issued to the Acquired Companies (or their respective designees) (the “Conversion”), (ii) raise no objection against, and not otherwise hinder, impede, delay or take any action that could cause any material or adverse effect on the transactions contemplated by the Merger Agreement, whether at any meeting of the shareholders of Parent held in connection therewith or otherwise and (iii) take all reasonable actions necessary or appropriate to ensure the consummation of the transactions contemplated by the Merger Agreement, including the Conversion, and the ancillary agreements with respect thereto, including the Certificate of Designations and the Shareholder Agreement. The Supporting Person hereby knowingly, unconditionally and irrevocably agrees it shall not directly or indirectly: (x) from and after the date hereof until the Conversion, transfer, assign, sell, pledge or otherwise dispose of (including by gift), enter into any derivative arrangement with respect to, or create or permit to be created any lien or other encumbrance on, any or all of the Supporting Person’s shares of Parent Capital Stock or other equity interests in Parent; provided however, that [(A)] transfers may be made to (i) controlled affiliates of the Supporting Person, (ii) estate planning vehicles of such Supporting Person, or (iii) donees in connection with bona fide gifts, in each case subject to the condition that the transferee executes a joinder to this Agreement in a form reasonably acceptable to Parent [and (B) the Supporting Person may sell or otherwise transfer up to 3 million shares of Parent Capital Stock or other equity interests in Parent without restriction]; (y) from and after the date hereof until the Conversion, grant any proxy, power of attorney or other authorization or consent with respect to any of the Supporting Person’s shares of Parent Capital Stock or other equity interests in Parent with respect to any matter that is in contravention of the obligations of the Supporting Person pursuant to this Agreement with respect to the Supporting Person’s shares of Parent Capital Stock or other equity interests in Parent; or (z) take any other action in contravention of the Supporting Person’s obligations hereunder.

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(b) Review of the Merger Agreement. The Supporting Person hereby acknowledges receipt of the Merger Agreement, including the schedules, exhibits and annexes thereto, and acknowledges having had sufficient opportunity to review the Merger Agreement, including the schedules, exhibits and annexes thereto, and the other transaction documents with such Supporting Person’s independent advisors.

(c) Responsibility For Affiliates. The Supporting Person hereby agrees to be responsible for any breach of, or failure to comply with, this Agreement by any of its Affiliates acting on its behalf or under its control or instruction, as if such Affiliates were a party hereto (it being understood that such responsibility shall be in addition to and not limit any right or remedy Parent or the Members’ Representative may have against the Supporting Person’s Affiliates with respect to such breach); provided, that for purposes of this Section 1(c), Affiliates shall not include Parent or any of its Subsidiaries that are a party to the Merger Agreement.

2. Representations and Warranties. The Supporting Person hereby represents and warrants to Parent and the Members’ Representative that the following statements are true and correct in all respects:

(a) The Supporting Person has received and carefully reviewed this Agreement, the Merger Agreement and the other transaction documents and the schedules, exhibits and annexes thereto and the documents contemplated thereby, is familiar with the transactions contemplated hereby and thereby and fully understand the terms set forth herein and in the Merger Agreement. The Supporting Person has consulted with independent advisors and counsel regarding the Supporting Person’s rights and obligations under this Agreement and intends for this Agreement to be binding on and enforceable against the Supporting Person, understanding that Parent and the Members’ Representative are entering into the Merger Agreement in reliance upon the Supporting Person’s execution, delivery and performance of this Agreement.

(b) The shares of Parent Capital Stock set forth opposite the Supporting Person’s name on Schedule 1 attached hereto (the “Equity Interests”) constitute all of the shares of Parent Capital Stock or any other equity interests of Parent owned beneficially and of record by the Supporting Person[, including any rights to acquire such shares,] as of the date hereof. The Supporting Person has the sole power to agree to all of the matters set forth in this Agreement applicable to the Supporting Person (including the waiver of any dissenters’ rights), with respect to the Equity Interests[ and any rights to acquire Parent Capital Stock held by the Supporting Person] or any other equity interests of Parent set forth opposite the Supporting Person’s name on Schedule 1 attached hereto, with no limitations, qualifications or restrictions on such rights. The Supporting Person has good and valid title to the shares of Parent Capital Stock or other equity interests of Parent set forth opposite the Supporting Person’s name on Schedule 1 attached hereto, free and clear of all Liens, other than restrictions on transfer under applicable securities Laws and the governing documents of Parent. [Other than the Equity Interests and any rights to acquire shares of Parent Stock held by the Supporting Person, t] [T]he Supporting Person does not own any warrants, options, convertible debt or other rights to acquire shares of Parent Capital Stock or other equity interests of Parent.

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(c) This Agreement and all other agreements contemplated hereby to which the Supporting Person is a party have been duly signed and delivered by the Supporting Person and constitute the valid and binding agreements of the Supporting Person, enforceable against the Supporting Person in accordance with their terms, except as such may be limited by Creditors’ Rights. If the Supporting Person is not a natural person, the Supporting Person is not in default under and has not violated and will not violate any provision of its governing documents by entering into this Agreement. The Supporting Person’s execution, delivery and performance of this Agreement and the consummation by the Supporting Person of the transactions contemplated hereby and by the Merger Agreement will not breach or violate any applicable Law or Contract by which the Supporting Person is bound or to which the Supporting Person is subject.

(d) The Supporting Person has all necessary power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Supporting Person has been duly and validly authorized by all necessary action on the part of the Supporting Person and do not and shall not require authorization, approval, consent or further action by any other Person.

(e) There are no agreements or arrangements of any kind, contingent or otherwise, to which the Supporting Person is a party obligating the Supporting Person to transfer, or cause to be transferred, any of the Supporting Person’s Equity Interests. Except pursuant to Parent’s bylaws, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Supporting Person’s Equity Interests.

(f) As of the date of this Agreement, there is no Proceeding pending, or to the knowledge of the Supporting Person, threatened against or affecting, the Supporting Person or any of its properties or assets (including the Equity Interests) that could reasonably be expected to (i) impair the ability of the Supporting Person to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis or (ii) challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by the Merger Agreement.

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(g) Neither the Supporting Person nor its Affiliates have, directly or indirectly, entered into any agreement with any Person that would obligate Parent, the Members’ Representative or any of their respective Subsidiaries to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions.

(h) The Supporting Person has carefully read and fully understands all of the provisions of this Agreement, has knowingly and voluntarily agreed to be legally bound by this Agreement and all of the terms contained herein, and has been advised and encouraged to consult with an attorney prior to signing this Agreement.

3. General Provisions.

(a) Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. It is accordingly agreed that the parties hereto shall be entitled to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 3(a), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 3(a). Each party hereto further agrees that neither the other parties nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3(a), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b) Fiduciary Obligations. The parties hereto agree and acknowledge that each Supporting Person is bound hereunder solely in his, her or its capacity as a securityholder and that provisions of this Agreement shall not be deemed or interpreted to bind the Supporting Person or any of its directors or officers in his or her capacity as a director or officer of Parent or any of Parent’s subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of Parent if such individual determines, after consultation with Parent's outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with such individual's fiduciary duties under applicable Law.

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(c) Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(i) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, section, subsection or other subdivision of this Agreement in which any such word is used;

(ii) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(iii) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(iv) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(v) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(vi) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(vii) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(viii) the captions of the sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(ix) any references herein to a particular Section or Schedule means a Section of or Schedule to, this Agreement unless otherwise expressly stated herein;

(x) the Schedule attached to this Agreement is incorporated herein by reference and will be considered part of this Agreement; and

(xi) all references to time mean Houston, Texas time.

(d) Amendment, Supplement or Waiver. This Agreement may be amended, supplemented or waived in any and all respects by written agreement of the parties hereto, by action taken or authorized by their respective boards of directors or similar governing body.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

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(f) Notices. All notices and other communications to be given or delivered under or by reason of this Agreement shall be delivered in accordance with Section 7.4 of the Merger Agreement; provided, that any such notice or other communication to the Supporting Person shall be delivered to the address for the Supporting Person as listed on the signature page hereto.

(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by either of the parties hereto without the prior written consent of the other parties. Any purported assignment not permitted under this Section 3(g) shall be null and void.

(h) Entire Understanding; No Third-Party Beneficiaries. This Agreement (including the schedule hereto) constitutes the entire agreement and understanding of the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors.

(i) Severability. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

(j) Governing Law; Venue; Waiver of Jury Trial.

(i) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

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(ii) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SAID COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT AND EACH OF THE PARTIES AGREE NOT TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EXCEPT IN SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(iii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3(j).

(k) Termination. This Agreement shall automatically terminate upon the Conversion; provided, however, that nothing herein shall relieve any party to this Agreement from liability for any breach of this Agreement prior to its termination.

(l) Notice of Certain Events. The Supporting Person shall notify Parent and the Members’ Representative in writing promptly of (i) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Supporting Person under this Agreement and (ii) the receipt by the Supporting Person of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 3(l) shall not limit or otherwise affect the remedies available to any party.

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(m) Documentation and Information. The Supporting Person shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Members’ Representative (such consent not to be unreasonably withheld), except as may be required by applicable Law. The Supporting Person consents to and hereby authorizes Parent and the Members’ Representative to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or the Members’ Representative, as applicable, reasonably determines to be necessary in connection with the Mergers and any transactions contemplated by the Merger Agreement, the Supporting Person’s identity and ownership of the Equity Interests, the existence of this Agreement and the nature of the Supporting Person’s commitments and obligations under this Agreement, and the Supporting Person acknowledges that Parent and the Members’ Representative may, in such party’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity; provided, that nothing herein relieves Parent from its obligations under the Merger Agreement, including those obligations set forth in Section 6.1 and Section 6.7 of the Merger Agreement, as applicable. The Supporting Person agrees to promptly give Parent and the Members’ Representative any information it may reasonably require for the preparation of any such disclosure documents, and the Supporting Person agrees to promptly notify Parent and the Members’ Representative of any required corrections with respect to any written information supplied by the Supporting Person specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

[Signature Pages Follow]

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Parent, the Members’ Representative and the Supporting Person have caused this Support Agreement to be executed as of the date first above written.

PARENT: PEDEVCO CORP.

By:	/s/ John Douglas Schick
Name:	John Douglas Schick
Title:	President and CEO

MEMBERS’ REPRESENTATIVE: NORTH PEAK OIL & GAS HOLDINGS, LLC
By:	/s/ Edward Geiser
Name:	Edward Geiser
Title:	Authorized Representative

Signature Page to Transaction Support Agreement

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SUPPORTING PERSON: [[•]

By:
Name:	[•]
Title:	[•]
Address:	[•]
Email:	[•]][1]

[
Name:	[•]
Address:	[•]
Email:	[•]][2]

1 Note to Draft: Signature block to be used for Supporting Person that is an entity.

2 Note to Draft: Signature block to be used for Supporting Person that is an individual.

Signature Page to Transaction Support Agreement

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EXECUTION VERSION

Schedule 1

Parent Equity Interests

Common Stock Owned	Preferred Stock Owned	[Other]
[•]	[None.]	[None.]

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Exhibit A

Written Consent

(see attached)

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WRITTEN CONSENT TO ACTION WITHOUT MEETING OF

THE STOCKHOLDERS OF PEDEVCO CORP.

Pursuant to Section 6.202 of the Texas Business Organizations Code (the “Code”) and the Certificate of Formation of the Company (as defined below), as amended and restated, which authorize the taking of action, without holding a meeting, providing prior notice, or taking a vote if owners or members of the Company having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting, in which each owner or member entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken, the undersigned (the “Stockholders”), being the holders of an aggregate of at least two-thirds of the outstanding shares of Common Stock, par value $0.001 per share (“Common Stock”), of PEDEVCO Corp., a Texas corporation (the “Company”), as of the Record Date (defined below), hereby acknowledge the following statements, give their irrevocable written consent, adopt the following resolutions, and take the following actions pursuant to this Written Consent to Action Without Meeting (the “Consent”) in lieu of a special meeting of stockholders (capitalized terms used but not otherwise defined in this Consent shall have the meanings ascribed to such terms in the Merger Agreement (as defined below)):

Approval of Merger and PIPE Transactions

WHEREAS, on October 31, 2025, the Company entered into the Agreement and Plan of Merger (together with any and all schedules and exhibits attached thereto, the “Merger Agreement”), in the form attached hereto as Exhibit A, by and among (a) the Company, (b) NP Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“First Merger Sub”), (c) COG Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Second Merger Sub”), (d) North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), (e) Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG” and, together with NPOG, the “Acquired Companies”), and (f) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company;

WHEREAS, pursuant to the Merger Agreement, on October 31, 2025, (a) First Merger Sub merged (the “NPOG Merger”) with and into NPOG in accordance with the Delaware Limited Liability Company Act (the “DLLCA”), with NPOG surviving the NPOG Merger as a wholly-owned subsidiary of the Company and (b) Second Merger Sub merged (the “COG Merger” and, together with the NPOG Merger, the “Mergers”) with and into COG in accordance with the DLLCA, with COG surviving the COG Merger as a wholly-owned subsidiary of the Company;

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WHEREAS, in connection with the Mergers, the issued and outstanding limited liability company interests of the Acquired Companies were converted into the right to receive an aggregate of 10,650,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Convertible Preferred Stock,” and such shares of Series A Convertible Preferred Stock, the “Merger Consideration Shares”), initially convertible into 106,500,000 shares of Common Stock (the “Merger Consideration Conversion Shares”);

WHEREAS, in connection with the Mergers, the Board of Directors of the Company (the “Board”) received the oral opinion of Roth Capital Partners, financial advisor to the Company in connection with the Mergers, that the Merger Consideration Shares issuable in the Mergers, are fair, from a financial point of view, to the holders of Common Stock;

WHEREAS, on October 31, 2025, at a meeting duly called and held by the Board, the Board unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are advisable, fair to, and in the best interests of the Company and its stockholders, (b) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Mergers, (c) approved the execution, delivery and performance by the Company of the Merger Agreement, including the Mergers, upon the terms and subject to the conditions contained therein and (d) recommended  that the Merger Agreement and the other Parent Stockholder Approval Matters (as defined in the Merger Agreement) be approved by the Stockholders;

WHEREAS, in connection with the Mergers, on October 31, 2025, the Company entered into Series A Convertible Preferred Stock Subscription Agreements (the “Subscription Agreements”) with certain purchasers (the “Purchasers”), pursuant to which the Company consummated a private placement in accordance with Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, to raise approximately $35,000,000 through the issuance and sale to the Purchasers of 6,363,637 shares of Series A Convertible Preferred Stock (the “PIPE Shares”), initially convertible into 63,636,370 shares of Common Stock (the “PIPE Conversion Shares”, and together with the Merger Consideration Conversion Shares, the “Conversion Shares”), at a price per PIPE Share of $5.50 (the “PIPE Financing”);

WHEREAS, Purchasers in the PIPE Financing included (a) The SGK 2018 Revocable Trust, a family trust of which Dr. Simon Kukes, the Executive Chairman of the Company is trustee and beneficiary; (b) J. Douglas Schick, the Chief Executive Officer, President and member of the Board; (c) Clark R. Moore, the Executive Vice President, General Counsel and Secretary of the Company; (d) John J. Scelfo, a member of the Board; and (e) Jody D. Crook, the Chief Commercial Officer of the Company (collectively, the “Related Party Purchasers”);

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WHEREAS, due to the participation of the Related Party Purchasers in the PIPE Financing, and the fact that the effective price per PIPE Conversion Share of $0.55 in the PIPE Financing represents a discount to the Minimum Price (as defined in the NYSE American Company Guide), the issuance of the PIPE Conversion Shares may be deemed equity compensation under Section 711 of the NYSE American Company Guide and therefore require shareholder approval;

WHEREAS, under Sections 712 and 713 of the NYSE American Company Guide, shareholder approval is required, among other things and subject to certain conditions and exceptions, (a) for certain transactions involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to, or could result in an increase of, 20% or more of presently outstanding common stock, and (b) when the issuance or potential issuance will result in a change of control of the issuer;

WHEREAS, upon conversion, the aggregate number of Conversion Shares issuable in respect of the Series A Convertible Preferred Stock will exceed 20% of the Company’s presently outstanding Common Stock and may result in a change of control of the Company for purposes of the NYSE American Company Guide; and

WHEREAS, the Board has recommended that the Stockholders consent to and approve the issuance of the Conversion Shares for the purposes of Sections 711, 712 and 713 of the NYSE American Company Guide; and

WHEREAS, the Board has set the record date for stockholders eligible to approve this Consent as October 31, 2025 (the “Record Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby consent to and approve the issuance of the Conversion Shares for all purposes as required under the NYSE American Company Guide, including, but not limited to Sections 711, 712 and 713 thereof; and

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RESOLVED FURTHER, that the Board is hereby authorized and empowered to take any action with respect to the issuance of the Conversion Shares as is permitted under the Code and the NYSE American Company Guide, as the Board may, in the exercise of its discretion, deem advisable, appropriate and in the best interests of the Company and the holders of Common Stock, pending any required waiting periods under the Securities Exchange Act of 1934, as amended.

Approval of Second Amended and Restated Certificate of Formation

WHEREAS, in connection with the Mergers, and in accordance with the Merger Agreement, the Company is required to amend and restate its Amended and Restated Certificate of Formation, as amended to date, substantially in the form attached hereto as Exhibit B (the “A&R Charter”);

WHEREAS, pursuant to Sections 21.052, 21.054, 21.056, and 21.364 of the Code, the Stockholders are required to consent to and approve the filing of the A&R Charter; and

WHEREAS, the Board has recommended that the Stockholders consent to and approve the filing of the A&R Charter.

NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby consent to and approve the filing of the A&R Charter with the Secretary of State of the State of Texas, pending any required waiting periods under the Securities Exchange Act of 1934, as amended.

Approval of Reverse Stock Split

WHEREAS, in connection with the Mergers, and in accordance with the Merger Agreement, the Company is required to amend the A&R Charter to effectuate a reverse split of the Common Stock, at a ratio between 1-for-10 and 1-for-20, inclusive (the “Reverse Split”);

WHEREAS, the Board has recommended that the Stockholders consent to and approve the grant of authority to the Board, to effect an amendment to the A&R Charter, to effect the Reverse Split, with the exact ratio to be set at a whole number to be determined by the Board or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to the one year anniversary of the effective date of this Consent, inclusive, in substantially the form attached hereto as Exhibit C (the “Reverse Split Charter Amendment”), which is subject to non-material technical, administrative or similar changes and modifications in the reasonable discretion of the officers of the Company and authority for the Board to determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number (the “Reverse Stock Split Authority”); and

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WHEREAS, pursuant to Sections 21.052, 21.054, and 21.364 of the Code, the Stockholders are required to consent to and approve the filing of the Reverse Split Charter Amendment and the consummation of the Reverse Split.

NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby consent to and approve the filing of the Reverse Split Charter Amendment with the Secretary of State of the State of Texas and the consummation of the Reverse Stock Split at a ratio to be determined by the Board prior to the filing thereof, as set forth in the Reverse Split Charter Amendment and pursuant to the Reverse Stock Split Authority; and

FURTHER RESOLVED, that the Board may, in its discretion, abandon the Reverse Split, if the Board by unanimous consent, determines that such Reverse Split is not necessary or warranted, without further action of the Stockholders.

Approval of Amendment to the 2021 Equity Incentive Plan

WHEREAS, in connection with the Mergers, the Board has adopted and approved an amendment to the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance thereunder by 5,000,000 (the “New Plan Shares”), and make certain other ministerial amendments to the Plan, in the form attached hereto as Exhibit D (the “Plan Amendment”);

WHEREAS, pursuant to the NYSE American Company Guide, the Stockholders are required to consent to and approve the Plan Amendment; and

WHEREAS, the Board has recommended that the Stockholders consent to and approve the Plan Amendment.

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NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby consent to and approve the Plan Amendment;

Effective Date

RESOLVED FURTHER, that this Consent shall be effective automatically on the date that this Consent is signed by stockholders of the Company who in aggregate hold at least two-thirds of the outstanding voting shares of the Company’s common stock as of the Record Date (including where applicable, via their electronic signatures), which effective date is ____________, 20253 (the “Effective Date”), provided that such Effective Date occurs, this Consent is signed by all Stockholders (collectively, the “Signatures”), and the Receipt (defined below) has occurred, prior to November 30, 2025, and provided further that this Consent shall not be deemed effective until the Secretary of the Company has received all Signatures to this Consent (the “Receipt”); and

RESOLVED FURTHER, that the Effective Date is hereby approved, confirmed and ratified by the Stockholders for all purposes.

General Authority

RESOLVED FURTHER, that any person signing this Consent on behalf of an entity confirms and acknowledges by their signature that they have full authority and capacity to execute this Consent on behalf of such entity. In the event any person signs this Consent on behalf of an entity and fails to provide their authorized position with such entity, the Company shall be able to assume for all purposes that such person is regardless an authorized signatory of the entity and has full authority and capacity to act on its behalf; and it is further

RESOLVED FURTHER, that the omission from these resolutions of any agreement or other arrangement contemplated by any of the agreements or instruments described in the foregoing resolutions or any action to be taken in accordance with any requirements of any of the agreements or instruments described in the foregoing resolutions shall in no manner derogate from the authority of the officers of the Company to take all actions necessary, desirable, advisable or appropriate to consummate, effectuate, carry out or further the transactions contemplated by and the intent and purposes of the foregoing resolutions;

3 To be completed by the Secretary of the Company or the Company’s legal counsel, on or following the Effective Date.

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RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized at any time and from time to time to do and perform any and all acts or things, including, without limitation, the execution and delivery of any and all further agreements, documents, instruments or papers of whatever kind or nature, which such officers or any of them may consider necessary or desirable to effect the intent of any and all of the foregoing resolutions and to accomplish the transactions contemplated by the Merger Agreement and the other agreements and transactions contemplated therein and the performance of such other acts and things by any of such officers shall evidence conclusively and for all purposes that such officer or officers considered the same to be necessary or desirable as aforesaid and that such act or thing so done or performed was hereby authorized; and that all such acts or things heretofore performed by the officers of the Company are hereby approved, confirmed, ratified and adopted;

RESOLVED FURTHER, that every act, action, agreement, document or instrument done, performed, made, executed or delivered by or on behalf of or in the name of the Company in order to effect the purposes and intentions of the foregoing resolutions hereby is authorized, approved and ratified in all respects; and

RESOLVED FURTHER, that all prior actions of the officers of the Company taken in furtherance of, or otherwise consistent with, the transactions and authority described in the foregoing resolutions are hereby approved, confirmed, adopted, and ratified in all respects as the acts and deeds of the Company, as applicable;

RESOLVED FURTHER, that references in the resolutions herein to “the officers” or “the officers of the Company” or similar references, refer to each of the executive officers of the Company, and/or any one or more of them individually, unless expressly provided otherwise;

RESOLVED FURTHER, that the Secretary of the Company, and any delegatee thereof, is authorized to certify and deliver a copy of these resolutions, or any one or more of them, to such persons, firms or corporations as he or she may deem necessary or advisable.

The undersigned hereby consent that the actions set forth in the foregoing preambles and resolutions shall have the same force and effect as if taken at a duly constituted meeting of the stockholders of the Company, effective as of the date hereof, and direct that this document be filed with the minutes of the Company as part of the permanent records of the Company. Any copy, facsimile or other reliable reproduction of this action may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction be a complete reproduction of the entire original writing. Signatures hereto delivered by facsimile, PDF or other electronic means shall have the same force and effect as original signatures.

[Signatures follow on next page]

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IN WITNESS WHEREOF, the undersigned Stockholders do hereby execute this consent on the dates set forth below to be effective as of the Effective Date.

STOCKHOLDERS:

THE SGK 2018 REVOCABLE
TRUST

BY:	Date: *
NAME: Dr. Simon Kukes
TITLE: Trustee
Shares of Common Stock Voted “FOR”
Approval of Each of the Resolutions Above: 51,791,325

Date: *
Dr. Simon Kukes
Shares of Common Stock Voted “FOR”
Approval of Each of the Resolutions Above: 8,122,950

Date: *
J. Douglas Schick
Shares of Common Stock Voted “FOR”
Approval of Each of the Resolutions Above: 1,577,133

Date: *
Clark R. Moore
Shares of Common Stock Voted “FOR”
Approval of Each of the Resolutions Above: 1,083,201

Date: *
H. Douglas Evans
Shares of Common Stock Voted “FOR”
Approval of Each of the Resolutions Above: 600,000

Date: *
Paul A. Pinkston
Shares of Common Stock Voted “FOR”
Approval of Each of the Resolutions Above: 816,700

Date: *
Jody Crook Shares of Common Stock Voted “FOR” Approval of Each of the Resolutions Above: 364,118

Date: *
John J. Scelfo Shares of Common Stock Voted “FOR” Approval of Each of the Resolutions Above: 674,500

Date: *
John K. Howie Shares of Common Stock Voted “FOR” Approval of Each of the Resolutions Above: 150,000

* Must be dated to be effective.

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Exhibit A

MERGER AGREEMENT

[Attached.]

21

Exhibit B

A&R Charter

[Attached.]

22

Exhibit C

REVERSE SPLIT CHARTER AMENDMENT

[Attached.]

23

Exhibit D

PLAN AMENDMENT

[Attached.]

24